POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Keenan Conder, Robin Tomasello, Felicia Yen, and Joelei Higgins, signing singly, to act as the undersigned’s true and lawful attorney-in-fact and agent to: 1. execute for and on behalf of the undersigned, in the undersigned’s capacity as a representative of SentinelOne, Inc. (the “Company”), any and all Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (“SEC”) of reports required or considered by such attorney-in-fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC; 2. prepare, execute for and on behalf of the undersigned, and submit to the SEC, the Company, and/or any national securities exchange on which the Company’s securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended, with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and 3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the attorneys-in-fact, in serving in such capacity at the request and on behalf of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, Section 13 or Section 16 of the Exchange Act or Rule 144. The undersigned agrees that each such attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorneys-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and each such attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorneys-in-fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 or 5 or Schedules 13D or 13G or Form 144 (in each case, including amendments thereto) and agrees to reimburse the Company and each such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This Power of Attorney shall remain in full force and effect until the earlier of (a) the undersigned is no longer required to file Forms 3, 4 or 5 reports or Schedules 13D or 13G or Docusign Envelope ID: 73AE30A1-916D-8585-83E2-6160732D02D3

Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) with respect to each of the attorneys-in-fact, the date such attorney-in-fact’s employment with the Company terminates, or (c) such Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below. Signature: _______________________ Print Name: _____________________ Date: ___________________________ Docusign Envelope ID: 73AE30A1-916D-8585-83E2-6160732D02D3 Jun 10, 2026 Charlene Begley